UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     __________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   November 11, 2004


                                CENTALE, INC.
            ----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


        New York                  0-50863                22-3621870
  ------------------------------------------------------------------------
  (State of Incorporation)   (Commission File          (IRS Employer
                              Number)                   Identification No.)


                    191 Main Street, East Aurora, NY 14052
                   ----------------------------------------
                   (Address of principal executive offices)

                               (716) 714-7100
                        -----------------------------
                        Registrant's Telephone Number


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03  Amendment to Bylaws

     On November 11, 2004 the Board of Directors amended Centale's Bylaws. The amendment changed the designation of executive officers. The executive officers are now designated as: Chairman, Chief Executive Officer, President, Vice President, Treasurer and Secretary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 11, 2004 Thaddeus A. Wier, Jr. resigned from his position as an officer and member of Centale's Board of Directors. In connection with his resignation, Mr. Wier exercised his option to acquire one million shares of Centale common stock in exchange for forgiveness of a $100,000 debt owed by Centale to Mr. Wier.

     Effective on November 11, 2004 Centale entered into an Advisory Agreement with Mr. Wier. Mr. Wier undertakes in the agreement to provide consulting services to Centale's Board and executive officers in the areas of business development, investor relations, public relations and finance. For these services Centale will pay Mr. Wier a fee of $20,000 per month. The Advisory Agreement terminates on October 31, 2006.

     On November 11, 2004 Centale's Board of Directors elected additional members to the Board and appointed Centale's executive officers. The following table lists Centale's officers and directors:

                                                                   Director
 Name                   Age     Position with the Company           Since
-----------------------------------------------------------------------------
Patrick T. Parker       49     Chairman, Chief Executive Officer     2004

Juan Ferreira                  President, Chief Financial Officer,
                                Director                             2004

Manjeet Dhariwal        31     Chief Technology Officer, Director    2004

Jon DeYoung             51     Director                              2004

Daniel T. Robbie        43     Director                              2004

Bruce Gray                     Director                              2004

Kenneth Keller          49     Director                              2004

Sterling Shepperd       29     Vice President, Secretary             ----

     Patrick T. Parker. Mr. Parker joined Centale as CEO in November 2004. Mr. Parker's prior career was focused on the application of new media to the investment banking industry. Mr. Parker started his career as an investment banker with Prudential-Bache and then Smith Barney, where he was involved in financing entertainment projects. That experience led to fourteen years of involvement in the use of entertainment media to generate sales leads. Mr.

Parker was employed for the past nine years as Senior Vice President and Director of Media Relations for Barkley Financial, a commodities broker in South Florida. During the same period Mr. Parker was also employed as CEO of Business Image Group, Inc., which produced direct response television and radio ads, as well as President of PTP Associates d/b/a Pathways to Profit Inc., an advertising agency production company.

     Juan Ferreira. Mr. Ferreira joined Centale as Chief Operating Officer in November 2004. From 1999 until joining Centale, Mr. Ferreira was employed as owner and manager of Corporate Image Bureau, an investor relations consulting firm serving small cap issuers. During the same period Mr. Ferreira published The E Street Journal, a subscription-based electronic newsletter. Prior to organizing Corporate Image Bureau, Mr. Ferreira was employed for ten years in the investment banking industry and for six years as an executive with a company specializing in investors relations.

     Manjeet Dhariwal became Centale's Chief Technology Officer in June
2004, when Centale entered into its Software Development Agreement with Netsmartz LLC. Mr. Dhariwal has been employed by Netsmartz LLC since 2000, and is currently its Chief Executive Officer. Netsmartz has six locations in the United States and India, and is engaged in the business of designing and developing software solutions and providing related services such as hosting. Prior to joining Netsmartz, Mr. Dhariwal was employed as Senior Director of Business Planning by Global Crossing. Mr. Dhariwal will provide services to Centale on a part-time, as needed basis.

     Jon DeYoung has owned and managed Advanced Safety Systems, a division of Atlantic Tales, Inc., for over 27 years. Advanced Safety Systems is engaged in the business of developing and implementing fire protection systems. In that position, Mr. DeYoung has successfully negotiated over $70 million in contracts, notably for General Electric facilities in Europe and the Philippines and for the Epcot Center. Mr. DeYoung is the past President and Director of several trade organizations.

     Daniel T. Robbie. Mr. Robbie is currently engaged in overseeing his investment portfolio. From 2000 to 2001 Mr. Robbie was President of Tek 21, Inc., a software developer located in Buffalo, NY. From 1984 until 1994 Mr. Robbie was employed by the Miami Dolphins, most recently (1990-1994) as President of Joe Robbie Stadium and Executive Vice President of the Dolphins. While with the Dolphins, Mr. Robbie was responsible for sales, marketing and promotions for the Miami Dolphins, as well as all aspects of the operations of Joe Robbie Stadium (the first totally privately financed stadium in the U.S.).

     Bruce Gray. Mr. Gray has been employed as Chief Executive Officer or Chief Operations Officer for over three years by Creditors Interchange, Inc., which is located in Cheektowaga, NY. Prior to that employment, Mr. Gray spent over twenty years in various employment capacities in the debt resolution industry.

     Kenneth Keller. Mr. Keller has been employed since 1989 by Arric Corp., a company involved in asbestos abatement. He is currently a Vice President of Arric. Mr. Keller is also the President of Keller Associates, which is involved in management consulting for companies engaged in waste services.

     Sterling Shepperd. Mr. Shepperd has been the Vice President of Centale since July 2004, and had served as a consultant to Centale since February 2004. From June 2003 through November 2003 Mr. Shepperd was the Sales Manager for JMT Solutions, LLC, which was engaged in the business of direct response marketing in Palm Bay, Florida. From 1999 until he joined JMT Solutions, Mr. Shepperd was employed by DanMark, Inc., an organization engaged in direct response marketing. Mr. Shepperd served as Sales Manager and Trainer for two of DanMark's offices.

Employment Agreements

     Centale entered into a three year employment agreement with Patrick T. Parker. The agreement provides that Centale will pay Mr. Parker a salary of $240,000 per year. Centale will also pay Mr. Parker a bonus equal to his salary for the quarter after each fiscal quarter in which Centale realizes net income in excess of $300,000. Centale will also pay Mr. Parker a bonus after each year in which Centale's gross revenue exceeds a threshold. The bonus will equal the percentage of gross revenue associated with that threshold as follows:

							Applicable
                                  Threshold             Percentage
                                -------------           ----------
                                $  7,000,000                 3%
                                $  8,000,000                 4%
                                $  9,000,000                 5%
                                $ 10,000,000                 6%
                                $ 25,000,000                 7.5%

     In connection with his employment, Centale issued 3,520,000 restricted shares of common stock to Mr. Parker. Mr. Parker, for his part, assigned to Centale a database of the email addresses of over 100,000 active investors, collected on an opt-in basis, and fourteen Internet domain names.

     Centale also entered into a three year employment agreement with Juan Ferreira. The agreement provides that Centale will pay Mr. Ferreira a salary of $90,000 per year and a sales override equal to one-sixth of the total sales commissions earned by Centale's employees. In connection with his employment, Centale issued 900,000 restricted shares of common stock to Mr. Ferreira.

                                  EXHIBITS

3-b	Amended and Restated Bylaws.

10-a	Employment Agreement - Patrick T. Parker dated November 11, 2004

10-b	Employment Agreement - Juan Ferreira dated November 10, 2004

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                          	CENTALE, INC.


Dated: December 1, 2004                 By: /s/ Patrick T. Parker
                                        ---------------------------
                                        Patrick T. Parker
                                        Chief Executive Officer